Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Amendment No. 10 to the Registration Statement on Form F-3 of our report dated April 7, 2022 relating to the financial statements (which report expresses an unqualified opinion) and the effectiveness of internal control over financial reporting (which report expresses an adverse opinion), which appears in BIT Mining Limited’s Annual Report on Form 20-F for the year ended December 31, 2021 and our report dated April 25, 2022 with respect to the audited combined financial statements of Alliance International Technologies Limited (formerly, Blockchain Alliance Technologies Limited) for the year ended December 31, 2020 and the period from January 1, 2021 to April 15, 2021 appearing in the report on Form 6-K of BIT Mining Limited dated April 25, 2022.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

May 6, 2022